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                                                                    EXHIBIT 10.3

                              Employment Agreement
                              --------------------

    This Employment Agreement (the "Agreement") is entered into by and between Santa Anita Realty Enterprises, Inc. (the "Company") and Christopher T. Stirling (the "Executive"), on the 25th day of March 1994.

I.  RECITALS.
    ---------

    WHEREAS, the Company desires to employ thExecutive as its President and Chief Operating Officer; and

    NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.

II. EFFECTIVENESS OF AGREEMENT.
    ---------------------------

    This Agreement shall be effective upon the approval of the Compensation Committee for the Company. The Company shall notify the Executive promptly in writing following such approval.

III.  EMPLOYMENT.
      -----------

    The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and

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conditions hereinafter set forth, from April 18, 1994, to and including June 30,
1996.

IV.  DUTIES.
     ------

     A. The Executive shall serve during the course of his employment as President and Chief Operating Officer of the Company, and shall have such other duties and responsibilities as are customarily required of such officer and as the Board of Directors of the Company shall determine from time to time.

     B. The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent the Executive, upon written approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

     C. Nothing herein shall prevent the Executive from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

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      D. For the term of this Agreement, the Executive shall report to the Board of Directors of the Company or its designee.

V.   COMPENSATION.
     ------------

     A.   Base Salary.  The Company shall pay the Executive a base salary at the
          -----------
rate of $150,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company will review the Executive's salary at least annually. The Company may in its discretion increase the Executive's salary but may not reduce it during the period of this Agreement.

     B.   Stock Options.  The effectiveness of this Agreement is contingent upon
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the Executive's being granted certain stock options by the Compensation
Committee for the Company on the date that it approves this Agreement, which options shall have the characteristics described below. Pursuant to the terms of the Company's 1984 Stock Option Program (the "Plan"), effective as of the date hereof, the Compensation Committee shall grant on behalf of the Company to the Executive options to purchase 20,000 shares of the Company's common stock (the "Options"). The Options shall be issued at a price equal to

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the fair market value of the Company's common stock on the date the Executive's employment commences under this Agreement. The Options agreement shall also provide that, if the Executive's employment is terminated by death or Disability, by the Company for other than Cause, or by the Executive for Good Reason, the Options not previously vested shall automatically vest as of the date of termination and the Executive shall have the right, for a period of 90 days following the date of termination, to exercise the Options. The Company shall notify the Executive promptly in writing of the approval of the options by the Compensation Committee for the Company.

     C.   Annual Bonus, Incentive, Savings and Retirement Plans.  The Executive
          -----------------------------------------------------
shall be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company. In determining bonus and incentive awards, the Compensation Committee will consider the Executive's success in accomplishing goals with respect to the Company which have been discussed in hiring the Executive. These goals include, but are not limited to:

               a. stabilizing the corporate operation;
               b. staffing;
               c. executing a move of Company headquarters from Santa Ana to
                   Arcadia, California;

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                    d. success in improving the balance sheet and profit and
                         loss statement for the Company; and
                    e. success in planning development projects for properties owned by the Company, in obtaining governmental approvals and in achieving progress in obtaining government approvals relevant to their success.

     D.   Vehicle Allowance.  The Executive shall be entitled to be paid a
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vehicle allowance in the amount of $500 per month (subject to any required withholding), payable in accordance with the Company's customary practices.

     E.   Club Membership Dues Allowance.  The Executive shall be entitled to be
          ------------------------------
paid an allowance for actual club membership dues, up to $300 per month (subject to any required withholding), payable in accordance with the Company's customary practices. The Executive shall also be entitled to be paid a one-time allowance for Jonathan Club initiation dues, up to $6,500 (subject to any required withholding), payable in accordance with the Company's customary practices.

     F.   Welfare Benefit Plans.  The Executive and/or his family, as the case
          ---------------------
may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the

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Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company.

     G.   Expenses. The Executive shall be entitled to receive prompt
          --------
reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

     H.   Fringe Benefits.  The Executive shall be entitled to fringe benefits
          ---------------
in accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

     I.   Vacation. The Executive shall be entitled to paid vacation in
          --------
accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company.

VI.  TERMINATION.
     -----------

     A.   Death or Disability.  (i) Death.  The Executive's employment shall
          -------------------       -----
terminate automatically upon the Executive's death.  (ii) Disability.  If the
                                                          ----------
Company determines in good

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faith that the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section XVI of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the day of receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company on the basis provided in this agreement for a period of 3 months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative (such agreement as to acceptability not to be withheld unreasonably). "Incapacity" as used herein shall be limited only to such Disability which substantially prevents Company from availing itself of the services of the Executive.

     B.   Cause.  The Company may terminate the Executive's employment for
          -----
Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, after due inquiry, and upon reasonable grounds, determines that the Executive (i) shall have been convicted of a felony, or a misdemeanor, which misdemeanor materially impairs the Executive's ability to perform his duties, or (ii) has acted or failed to act in

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connection with his employment in such manner as would constitute gross negligence or willful misconduct.

     C.   Other than Cause or Death or Disability.  The Company may terminate
          ---------------------------------------
the Executive's employment at any time, with or without Cause, upon 90 days' written notice.

     D.   Obligations of the Company Upon Termination.
          -------------------------------------------

          1.   Death or Disability.  If the Executive's employment is terminated
               -------------------
by reason of the Executive's Death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (a) payment of the sum of (i) the Executive's annual base salary through the date of termination to the extent not theretofore paid, (ii) reasonable employment expenses, vehicle allowances and club membership allowances, as provided herein, through the date of termination to the extent not theretofore paid and (iii) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (i), (ii) and (iii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination and (b) payment to the Executive or his estate or beneficiary, as applicable, any

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amounts due pursuant to the terms of any applicable welfare or pension benefit plans.

          2.   Cause.  If the Executive's employment is terminated by the
               -----
Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of Accrued Obligations and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans. If it is subsequently determined that the Company did not have cause for termination under this Section VI-D-2, then the Company's decision to terminate shall be deemed to have been made under Section VI-D-3 and the amounts payable thereunder shall be the only amounts the Executive may receive for his termination, rather than the amounts payable pursuant to this Section VI-D-2.

          3.   Other than Cause or Death or Disability.  If the Company
               ---------------------------------------
terminates the Executive's employment for other than Cause or Death or Disability, or if the Company terminates this Agreement prior to the commencement of Executive's employment, this Agreement shall terminate without further obligations to the Executive other than (a) the timely payment of Accrued Obligations, (b) payment of any amounts due pursuant to the terms of any applicable welfare or pension benefit plans and (c) payment to the Executive of a lump sum equal to 112% of his current annual salary rate, less standard withholdings and other authorized deductions (the lump sum

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equal to 112% of current annual salary shall be referred to herein as the "112%
Obligation"). The 112% Obligation shall be reduced to an amount not less than zero by any cash lump sum severance payment received by the Executive pursuant to any severance agreement between the Executive and the Company.

          4.   Voluntary Termination for Good Reason.   If the Executive
               -------------------------------------
voluntarily terminates his employment with the Company for Good Reason, this Agreement shall terminate in the same manner as if the Company terminated the Executive's employment for other than Cause under Section VI-D-3. For purposes of this Section VI-D-4, "Good Reason" shall mean the occurrence of one of the following events without the Executive's consent:

               a. Any action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities, including for this purpose any material change in the Executive's employment location, and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               b. Any reduction in the Executive's base compensation not agreed to by the Executive, which reduction shall be deemed to occur if there is (1) a reduction in the Executive's base salary or (2) a material reduction in the Executive's ability to participate in employee benefit plans,

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receive expense reimbursements, receive other fringe benefits, receive office and support staff, or receive paid vacation, provided that: (1) an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is promptly remedied after notice by the Executive shall not be deemed a violation of this paragraph; and (2) a reduction in one element of the Executive's total compensation shall not be deemed a violation of this paragraph if a counterbalancing increase in another element of the Executive's total compensation occurs (the determination of whether the increase is counterbalancing shall be determined by the Executive in good faith).

     E.   Exclusive Remedy.  By signing the Agreement, the Executive agrees that
          ----------------
the payments to which the Executive may become entitled under this Agreement are in lieu of any other payments to which the Executive might be entitled and that the Company's discharge of its obligations under this Agreement shall constitute full satisfaction of any and all claims of any nature whatsoever that the Executive might otherwise possess against the Company and its subsidiaries, except (1) such claims as are specifically provided for in the terms of any generally applicable employee benefit or executive compensation plans evidenced by written agreements or (2) any claims for personal injuries (other than claims that are based on or relate to a contention that Company has wrongfully discharged the Executive).

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 VII.     ARBITRATION.
          -----------

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code, Title 9, (S)(S) 1280-1298.8. The arbitrator shall be selected jointly by the parties or by Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Each party to the arbitration shall bear its own attorneys' fees and costs relating to such arbitration.

VIII.     CONFIDENTIAL INFORMATION.
          ------------------------

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any

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such information, knowledge or data to anyone other than the Company and those designated by it.

IX.  SUCCESSORS.
     ----------

     A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

X.  WAIVER.
    ------

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

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 XI.  MODIFICATION.
      ------------

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Board of Directors of the Company.

XII.  SAVINGS CLAUSE.
      --------------

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XIII. COMPLETE AGREEMENT.
      ------------------

     This instrument constitutes and contains the entire agreement and understanding concerning the Executive's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

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XIV.  GOVERNING LAW.
      -------------

     This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XV.  CONSTRUCTION.
     ------------

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XVI.  COMMUNICATIONS.
      --------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at 2794 Fleur Drive, San Marino, California 91108 or addressed to the Company at 285 West Huntington Drive, Arcadia, California

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91007.  Either party may change the address at which notice shall be given by written notice given in the above manner.

XVII.     EXECUTION.
          ---------

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

XVIII.  LEGAL COUNSEL.
        -------------

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they

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have had the opportunity to consult with legal counsel of their choice.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

SANTA ANITA REALTY                  CHRISTOPHER T. STIRLING
ENTERPRISES, INC.


By /s/ STEPHEN F. KELLER            /s/ CHRISTOPHER T. STIRLING
   ________________________         ___________________________

Its Chairman
    _______________________

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